UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41957	20-4080330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.29, Third Main Avenue, Shigao Town, Renshou County,

Meishan, Sichuan, China 620500

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 28-37390666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WETH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As disclosed on Wetouch Technology Inc.’s (the “Company”) Current Report on Form 8-K filed on July 31, 2026, the Company entered into a securities purchase agreement (the “SPA”) with Qixun Technology (Samoa) Limited and Qihong Technology (Samoa) Limited, pursuant to which the Company agreed to issue and sell an aggregate of 31,037,830 shares (the “Shares”) of its common stock, par value $0.001 per share, at a purchase price of $1.25 per share, which is at a premium to market under Nasdaq rules, for gross proceeds of $38,797,287.50, subject to the satisfaction of customary closing conditions.

The Company held its 2026 Special Meeting of Stockholders, at which the stockholders approved the issuance of the Shares to Qixun Technology (Samoa) Limited and Qihong Technology (Samoa) Limited pursuant to the SPA in accordance with Nasdaq Listing Rule 5635.

On September 22, 2026, the transaction contemplated by the SPA closed.

The issuance and sale of the Shares is exempted from the registration requirement of the Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: September 23, 2026	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)

2